Exhibit 99.1

Essential Properties Announces First Quarter 2022 Results
- First Quarter Net Income per Share of $0.21 and AFFO per Share of $0.38 -
- Closed Investments of $237.8 million at a 7.0% Weighted Average Cash Cap Rate -
- Increases 2022 AFFO Guidance to $1.50 to $1.53 per Share -
April 27, 2022
PRINCETON, N.J.--(BUSINESS WIRE)--Essential Properties Realty Trust, Inc. (NYSE: EPRT; “Essential Properties” or the “Company”) today announced operating results for the three months ended March 31, 2022.
First Quarter 2022 Financial and Operating Highlights

Operating Results (compared to First Quarter 2021):
•Investments (105 properties)	$ Invested	$237.8 million
	Weighted Avg Cash Cap Rate	7.0%
•Net Income per Share	Increased by 50%	$0.21
•Funds from Operations ("FFO") per Share	Increased by 30%	$0.39
•Core Funds from Operations ("Core FFO") per Share	Increased by 33%	$0.40
•Adjusted Funds from Operations ("AFFO") per Share	Increased by 27%	$0.38
Equity Activity:
•Equity Raised (Gross) - ATM Program	$25.01/share	$159.6 million
Debt Activity:
•Amendment to Credit and Term Loan Facilities	Loss on debt extinguishment	$2.1 million
CEO Comments
Commenting on the first quarter 2022 results, the Company's President and Chief Executive Officer, Pete Mavoides, said, “Our strong first quarter results are reflective of our stable internal growth profile, the resilient nature of the sale-leaseback marketplace, and the strength of our growing industry relationships, which consistently drive repeat business.” Mr. Mavoides continued, “With a well-fortified balance sheet and a robust investment pipeline, we are increasing our 2022 AFFO per share guidance range to $1.50 to $1.53, which not only reflects our brisk start to the year but a growing desire among middle-market operators to monetize their real estate amidst the backdrop of rising interest rates.”

Portfolio Update
Investments
The Company’s investment activity during the three months ended March 31, 2022 is summarized as follows:

Quarter Ended March 31, 2022
Investments:
$ Invested	$237.8 million
# of Properties	105
# of Separate Transactions	23
Weighted Average Cash / GAAP Cap Rate	7.0%/7.8%
Weighted Average Lease Term (WALT)	15.0 years
% Sale-Leaseback Transactions	100%
% Subject to Master Lease	83%
% Required Financial Reporting (tenant/guarantor)	100%
Dispositions
The Company’s disposition activity during the three months ended March 31, 2022 is summarized as follows:

Quarter Ended March 31, 2022
Dispositions:
Net Proceeds	$18.4 million
# of Properties Sold	6
Net Gain / (Loss)	$1.7 million
Weighted Average Cash Cap Rate (excluding vacant properties and sales subject to a tenant purchase option )	7.1%
Portfolio Highlights
The Company’s investment portfolio as of March 31, 2022 is summarized as follows:

Number of properties	1,545
WALT	13.9 years
Weighted average rent coverage ratio	3.8x
Number of tenants	323
Number of states	46
Number of industries	16
Weighted average occupancy	100.0%
Total square feet of rentable space	14,260,788
Cash ABR - service-oriented or experience-based	92.8%
Cash ABR - properties subject to master lease	62.1%

Leverage and Balance Sheet and Liquidity
The Company's leverage, balance sheet and liquidity are summarized in the following table.

March 31, 2022
Leverage:
Net debt to Annualized Adjusted EBITDAre	4.6x

Balance Sheet and Liquidity:
Cash and cash equivalents and restricted cash	$14.3 million
Unused borrowing capacity	$453.0 million
Total available liquidity	$467.3 million
Debt Activity
In February 2022, the Company amended its existing credit facility and $430.0 million term loan. The below table provides a summary of certain of the changes resulting from these amendments.

	As Amended	Original
Revolving Credit Facility:
Maturity Date	February 2026	April 2023
Maximum Availability	$600.0 million	$400.0 million
Accordion Feature	$600.0 million	$200.0 million
Leverage-based Spread	105bps - 150bps	125bps - 185bps
Reference Rate	Adjusted Term SOFR	LIBOR

2027 Term Loan:
Maturity Date	February 2027	November 2026
Leverage-based Spread	120bps - 170bps	150bps - 220bps
Reference Rate	Adjusted Term SOFR	LIBOR
Dividend Information
As previously announced, on March 14, 2022 Essential Properties' board of directors declared a cash dividend of $0.26 per share of common stock for the quarter ended March 31, 2022. The dividend was paid on April 13, 2022 to stockholders of record as of the close of business on March 31, 2022.
Guidance
2022 Guidance
The Company is increasing its guidance for AFFO per share on a fully diluted basis for 2022 to a range of $1.50 to $1.53 from its previously announced range of $1.47 to $1.51.
Note: The Company does not provide guidance for the most comparable GAAP financial measure, net income, or a reconciliation of the forward-looking non-GAAP financial measure of AFFO to net income computed in accordance with GAAP, because it is unable to reasonably predict, without unreasonable efforts, certain items that would be contained in the GAAP measure, including items that are not indicative of the Company's ongoing operations, such as, without limitation, potential impairments of real estate assets, net gain/loss on dispositions of real estate assets, changes in allowance for credit losses and stock-based compensation expense. These items are uncertain, depend on various factors, and could have a material impact on the Company's GAAP results for the guidance periods.

Conference Call Information
In conjunction with the release of Essential Properties’ operating results, the Company will host a conference call on Thursday, April 28, 2022 at 10:00 a.m. EDT to discuss the results. To access the conference, dial 877-407-9208 (International: 201-493-6784). A live webcast will also be available in listen-only mode by clicking on the webcast link in the Investor Relations section at www.essentialproperties.com.
A telephone replay of the conference call can also be accessed by calling 844-512-2921 (International: 412-317-6671) and entering the access code: 13729385. The telephone replay will be available through May 12, 2022.

A replay of the conference call webcast will be available on our website approximately two hours after the conclusion of the live broadcast. The webcast replay will be available for 90 days. No access code is required for this replay.
Supplemental Materials
The Company’s Supplemental Operating & Financial Data—First Quarter Ended March 31, 2022 is available on Essential Properties’ website at investors.essentialproperties.com.
About Essential Properties Realty Trust, Inc.
Essential Properties Realty Trust, Inc. is an internally managed REIT that acquires, owns and manages primarily single- tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses. As of March 31, 2022, the Company’s portfolio consisted of 1,545 freestanding net lease properties with a weighted average lease term of 13.9 years and a weighted average rent coverage ratio of 3.8x. In addition, as of March 31, 2022, the Company’s portfolio was 100.0% leased to 323 tenants operating 461 different concepts in 16 industries across 46 states.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur as described, or at all.
Additional information concerning factors that could cause actual results to differ materially from these forward-looking statements is contained in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Copies of each filing may be obtained from the Company or the Commission. Such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release.
The results reported in this press release are preliminary and not final. There can be no assurance that these results will not vary from the final results reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 that it will file with the Commission.

Non-GAAP Financial Measures and Certain Definitions
The Company’s reported results are presented in accordance with GAAP. The Company also discloses the following non-GAAP financial measures: FFO, Core FFO, AFFO, earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), adjusted EBITDAre, annualized adjusted EBITDAre, net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”). The Company believes these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs.
FFO, Core FFO and AFFO
The Company computes FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among the Company’s peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions).
The Company computes Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that it believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis.
Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include certain transaction related gains, losses, income or expense or other non-core amounts as they occur.
To derive AFFO, the Company modifies its computation of Core FFO to include other adjustments to GAAP net income related to certain items that it believes are not indicative of the Company’s operating performance, including straight-line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization expense, other non-cash charges (including changes to our provision for loan losses following the adoption of ASC 326), capitalized interest expense and transaction costs. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. The Company believes that AFFO is an additional useful supplemental measure for investors to consider when assessing the Company’s operating performance without the distortions created by non-cash items and certain other revenues and expenses.
FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.
EBITDA and EBITDAre
The Company computes EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. The Company computes EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. The Company presents EBITDA and EBITDAre as they are measures commonly used in its industry and the Company believes that these measures are useful to investors and analysts because they provide supplemental information concerning its operating performance, exclusive of certain non-cash items and other costs. The Company uses EBITDA and EBITDAre as measures of its operating performance and not as measures of liquidity.
EBITDA and EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, the Company’s computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.
Net Debt
The Company calculates its net debt as its gross debt (defined as total debt plus net deferred financing costs on its secured borrowings) less cash and cash equivalents and restricted cash available for future investment. The Company believes excluding cash and cash equivalents and restricted cash available for future investment from gross debt, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.
NOI and Cash NOI
The Company computes NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight-line rental revenue and other amortization and non-cash charges. The Company believes NOI and Cash NOI provide useful information because they reflect only those revenue and expense items that are incurred at the property level and present such items on an unlevered basis.
NOI and Cash NOI are not measures of financial performance under GAAP. You should not consider the Company’s NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, the Company’s computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.
Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI
The Company further adjusts EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all investment and disposition activity that took place during the quarter had occurred on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that the Company believes are infrequent and unusual in nature and iii) to eliminate the impact of lease termination or loan prepayment fees and contingent rental revenue from its tenants which is subject to sales thresholds specified in the lease. The Company then annualizes these estimates for the current quarter by multiplying them by four, which it believes provides a meaningful estimate of the Company’s current run rate for all investments as of the end of the current quarter. You should not unduly rely on these measures, as they are based on assumptions and estimates that may prove to be inaccurate. The Company’s actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates.
Cash ABR
Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of the Company’s leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on its mortgage loans receivable as of that date.

Cash Cap Rate
Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property.
GAAP Cap Rate
GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property.
Rent Coverage Ratio
Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date.
Disclaimer
Essential Properties Realty Trust, Inc. and the Essential Properties Realty Trust REIT are not affiliated with or sponsored by Griffin Capital Essential Asset Operating Partnership, L.P. or the Griffin Capital Essential Asset REIT, information about which can be obtained at (https://www.gcear.com).

Essential Properties Realty Trust, Inc.
Consolidated Statements of Operations

	Three months ended March 31,
(in thousands, except share and per share data)	2022	2021
	(unaudited)	(unaudited)
Revenues:
Rental revenue[1,2]	$66,112	$45,432
Interest on loans and direct financing lease receivables	3,822	3,105
Other revenue	187	15
Total revenues	70,121	48,552

Expenses:
General and administrative	8,063	6,431
Property expenses[3]	1,009	1,414
Depreciation and amortization	20,313	15,646
Provision for impairment of real estate	3,935	5,722
Change in provision for loan losses	60	38
Total expenses	33,380	29,251
Other operating income:
Gain on dispositions of real estate, net	1,658	3,788
Income from operations	38,399	23,089
Other (expense)/income:
Loss on debt extinguishment[4]	(2,138)	—
Interest expense	(9,160)	(7,678)
Interest income	18	20
Income before income tax expense	27,119	15,431
Income tax expense	301	56
Net income	26,818	15,375
Net income attributable to non-controlling interests	(119)	(80)
Net income attributable to stockholders	$26,699	$15,295

Basic weighted-average shares outstanding	126,839,258	106,986,308
Basic net income per share	$0.21	$0.14

Diluted weighted-average shares outstanding	127,923,499	108,055,741
Diluted net income per share	$0.21	$0.14
1.Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $156 and $169 for the three months ended March 31, 2022 and 2021, respectively.
2.Includes reimbursable income from the Company’s tenants of $553 and $453 for the three months ended March 31, 2022 and 2021, respectively.
3.Includes reimbursable expenses from the Company’s tenants of $554 and $452 for the three months ended March 31, 2022 and 2021, respectively.
4.Represents fees and the write-off of deferred financing costs during the three months ended March 31, 2022 associated with the Company's restructuring of its credit and term loan facilities.

Essential Properties Realty Trust, Inc.
Consolidated Balance Sheets

(in thousands, expect share and per share amounts)	March 31, 2022	December 31, 2021
	(Unaudited)	(Audited)
ASSETS
Investments:
Real estate investments, at cost:
Land and improvements	$1,083,007	$1,004,154
Building and improvements	2,130,595	2,035,919
Lease incentive	14,049	13,950
Construction in progress	9,318	8,858
Intangible lease assets	88,137	87,959
Total real estate investments, at cost	3,325,106	3,150,840
Less: accumulated depreciation and amortization	(220,711)	(200,152)
Total real estate investments, net	3,104,395	2,950,688
Loans and direct financing lease receivables, net	223,168	189,287
Real estate investments held for sale, net	14,488	15,434
Net investments	3,342,051	3,155,409
Cash and cash equivalents	14,255	59,758
Straight-line rent receivable, net	64,720	57,990
Derivative assets	17,582	—
Rent receivables, prepaid expenses and other assets, net	27,271	25,638
Total assets	$3,465,879	$3,298,795

LIABILITIES AND EQUITY
Unsecured term loans, net of deferred financing costs	$628,055	$626,983
Senior unsecured notes, net	394,864	394,723
Revolving credit facility	147,000	144,000
Intangible lease liabilities, net	12,507	12,693
Dividend payable	34,333	32,610
Derivative liabilities	495	11,838
Accrued liabilities and other payables	24,715	32,145
Total liabilities	1,241,969	1,254,992
Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value; 500,000,000 authorized; 131,151,693 and 124,649,053 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	1,312	1,246
Additional paid-in capital	2,311,918	2,151,088
Distributions in excess of cumulative earnings	(110,706)	(100,982)
Accumulated other comprehensive loss	13,994	(14,786)
Total stockholders' equity	2,216,518	2,036,566
Non-controlling interests	7,392	7,237
Total equity	2,223,910	2,043,803
Total liabilities and equity	$3,465,879	$3,298,795

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

	Three months ended March 31,
(unaudited, in thousands except per share amounts)	2022	2021
Net income	$26,818	$15,375
Depreciation and amortization of real estate	20,287	15,621
Provision for impairment of real estate	3,935	5,722
Gain on dispositions of real estate, net	(1,658)	(3,788)
Funds from Operations	49,382	32,930
Other non-recurring expenses[1]	2,138	—
Core Funds from Operations	51,520	32,930
Adjustments:
Straight-line rental revenue, net	(6,265)	(3,644)
Non-cash interest expense	661	479
Non-cash compensation expense	2,836	1,595
Other amortization expense	194	1,105
Other non-cash charges	56	36
Capitalized interest expense	(66)	(20)
Adjusted Funds from Operations	$48,936	$32,481

Net income per share[2]:
Basic	$0.21	$0.14
Diluted	$0.21	$0.14
FFO per share[2]:
Basic	$0.39	$0.31
Diluted	$0.39	$0.30
Core FFO per share[2]:
Basic	$0.40	$0.31
Diluted	$0.40	$0.30
AFFO per share[2]:
Basic	$0.38	$0.30
Diluted	$0.38	$0.30
1.During the three months ended March 31, 2022, includes fees and the write-off of deferred financing costs associated with the Company's restructuring of its credit and term loan facilities.
2.Calculations exclude $90 and $119 from the numerator for the three months ended March 31, 2022 and 2021, respectively, related to dividends paid on unvested restricted share awards and restricted share units.

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

(in thousands)	Three months ended March 31, 2022
Net income	$26,818
Depreciation and amortization	20,313
Interest expense	9,160
Interest income	(18)
Income tax expense	301
EBITDA	56,574
Provision for impairment of real estate	3,935
Gain on dispositions of real estate, net	(1,658)
EBITDAre	58,851
Adjustment for current quarter re-leasing, acquisition and disposition activity[1]	1,781
Adjustment to exclude other non-core or non-recurring activity[2]	3,003
Adjustment to exclude termination/prepayment fees and certain percentage rent[3]	—
Adjusted EBITDAre - Current Estimated Run Rate	63,635
General and administrative	8,063
Adjusted net operating income ("NOI")	71,698
Straight-line rental revenue, net[1]	(5,882)
Other amortization expense	316
Adjusted Cash NOI	$66,132

Annualized EBITDAre	$235,404
Annualized Adjusted EBITDAre	$254,540
Annualized Adjusted NOI	$286,792
Annualized Adjusted Cash NOI	$264,528
1.These adjustments are made to reflect EBITDAre, NOI and Cash NOI as if all investments, dispositions and re-leasing activity of real estate made during the three months ended March 31, 2022 had occurred on January 1, 2022.
2.Adjustment is made to exclude non-core expenses added back to compute Core FFO, our provision for loan losses and to eliminate the impact of seasonal fluctuation in certain non-cash compensation expense recorded in the period.
3.Adjustment to exclude contingent rent (based on a percentage of the tenant's gross sales at the leased property), if any, where payment is subject to exceeding a sales threshold specified in the lease and lease termination or loan prepayment fees.

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except share and per share amounts)	March 31, 2022

Unsecured debt:
2024 term loan	$200,000
2027 term loan	430,000
Senior unsecured notes	400,000
Revolving credit facility[1]	147,000
Total unsecured debt	1,177,000
Gross debt	1,177,000
Less: cash & cash equivalents	(14,255)
Less: restricted cash available for future investment	—
Net debt	1,162,745

Equity:
Preferred stock	—
Common stock & OP units (131,705,540 shares @ $25.30/share as of 3/31/22)[2]	3,332,150
Total equity	3,332,150
Total enterprise value ("TEV")	$4,494,895

Net Debt / TEV	25.9%
Net Debt / Annualized Adjusted EBITDAre	4.6x
1.The Company’s revolving credit facility provides a maximum aggregate initial original principal amount of up to $600 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to an additional $600 million.
2.Common equity & units as of March 31, 2022, based on 131,151,693 common shares outstanding (including unvested restricted share awards) and 553,847 OP units held by non-controlling interests.

Investor/Media:

Essential Properties Realty Trust, Inc.
Daniel Donlan, Senior Vice President, Capital Markets
609-436-0619
info@essentialproperties.com

Source: Essential Properties Realty Trust, Inc.